SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2003

VIGNETTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25375	74-2769415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 South MoPac Expressway, Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (512) 741-4300

Item 5. OTHER EVENTS.

On September 15, 2003, Vignette Corporation (the “Company”) issued a press release announcing that the Company had entered into a definitive agreement with Graycastle Corp., a wholly-owned subsidiary of the Company, Intraspect Software, Inc. (“Intraspect”), U.S. Bank, N.A., as Escrow Agent and Brian Grossi, as Shareholders’ Representative. Pursuant to the terms of the definitive agreement, the Company will pay approximately $20 million in cash and common stock for all of the issued and outstanding shares of Intraspect. Intraspect will be a wholly-owned subsidiary of the Company. The press release is attached as Exhibit 99.1 to this Form 8-K.

Item 7. EXHIBITS.

Exhibit Number	Description

99.1	Vignette Corporation Press Release issued on September 15, 2003 regarding the acquisition of Intraspect Software, Inc.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGNETTE CORPORATION

Date: September 15, 2003	By:	/s/ Thomas E. Hogan
Thomas E. Hogan President and Chief Executive Officer

3